Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2026, relating to the financial statements of ThredUp Inc., appearing in the
Annual Report on Form 10-K of ThredUp Inc. for the year ended December 31, 2025.

/S/ DELOITTE & TOUCHE LLP
San Francisco, California

March 2, 2026